Exhibit 99.6

For Immediate Release
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               DGSE COMPANIES, INC. ANNOUNCES MATERIAL CHANGES TO
              DEFINITIVE AGREEMENT TO ACQUIRE SUPERIOR GALLERIES,
              INC.; IMMEDIATE INTERIM AGREEMENT TO MANAGE SUPERIOR

DALLAS, Texas (January 9, 2007) - DGSE Companies, Inc. (Nasdaq: DGSE), which wholesales, retails and auctions fine watches, jewelry, diamonds and precious metal and rare coin products via traditional and Internet channels, today announced that it has agreed to significant changes in its previously announced agreement to acquire Superior Galleries, Inc. (OTCBB: SPGR). The changes include the following:

     1. The total number of DGSE shares to be issued to Superior stockholders has been reduced to an estimated 3,700,000, using an exchange ratio of
          0.2731 DGSE shares for each outstanding Superior share, subject to an escrow equal to 15 percent of the total shares to be issued.

     2. The DGSE acquisition subsidiary and Superior have entered into a management agreement under which DGSE senior management assumed day-to-day operational control of the business of Superior on January 6, 2006. William Oyster (COO of DGSE) has been appointed the new interim Chief Executive Officer of Superior, Scott Williamson (Executive Vice-President of DGSE) has been appointed the new interim Chief Operating Officer of Superior and John Benson (Chief Financial Officer of DGSE) has been appointed the new Vice-President, Finance and interim Chief Financial Officer of Superior. All three individuals have also been elected to fill the vacancies on Superior's Board of Directors created upon the resignations of Silvano DiGenova, Paul Biberkraut, Lee Itner and Anthony Friscia. Mitchell Stolz and David Rector remain on the Board of Superior and will serve as a Committee of Independent Directors. Dr. L.S. Smith, Chairman and CEO of DGSE, will be a non-voting observer to the Superior Board.

     3.   Stanford  International  Bank Ltd.  (SIBL) has  increased its existing
          line  of  credit  to  Superior  by  $11.5  million  to   approximately
          $20,00,000, and executed a forbearance agreement with respect to existing defaults. As a condition to the closing of the merger, Stanford will have to exchange approximately $8.4 million of its current debt for Superior common stock at $1.70 per share, and to replace the existing credit facilities with a new $11.5 million term facility that will be available to the combined operations.

     4. Both SIBL and Silvano DiGenova have converted their preferred stock into common shares of Superior, and Superior has repaid Mr. DiGenova's $400,000 note in full.

     5. Silvano DiGenova, the former Chief Executive Officer, President and director of Superior, has exchanged 355,000 common shares in Superior for a non-transferable warrant to acquire 96,951 DGSE shares at the closing of the merger, which reflects the same exchange ratio being used in the definitive merger agreement. Should the merger not be consummated, the warrant will terminate and DGSE will transfer the Superior shares to DiGenova's designee. Any shares acquired by

          DiGenova upon exercise of the warrant, in the merger or otherwise will be subject to a one-year lock-up agreement.

Upon successful completion of the acquisition, Superior stockholders as a group will own approximately 42.9 percent of the outstanding shares of the combined entity, and SIBL will own approximately 30 percent of DGSE.

DGSE expects  substantial  continuity in the Superior staff.  Superior's  former
CEO, Silvano DiGenova, has agreed to remain with the new enterprise as the Managing Director-Numismatics, and Larry Abbott will remain as Executive Vice-President of Auctions and Sales at Superior.

The acquisition will enhance the size of DGSE and diversify its activities, making it one of the nation's largest rare coin firms. Upon the completion of the acquisition, the inventory at the current showroom facility of Superior will be significantly expanded to include a full inventory of jewelry, diamonds and fine watches. In addition, with Superior's national and international activities and through a preferred provider agreement with Stanford Coin and Bullion, DGSE expects to increase substantially its wholesale and retail precious metals business. Superior plans to expand its dynamic internet website (www.SGBH.com) significantly and to integrate the website with DGSE's websites - www.DGSE.com, www.USBullionExchange.com, www.FairchildWatches.com (Fairchild International), and www.CGDEInc.com (Charleston Gold & Diamond Exchange).

"The revised terms of this transaction represent a substantially enhanced opportunity for DGSE and its stockholders," noted William H. Oyster, President and Chief Operating Officer of DGSE Companies, Inc. and interim Chief Executive Officer of Superior. Mr. Oyster continued, "The interim period leading up to the merger will give us the knowledge and opportunity to effect a more efficient and accelerated integration of the operations of the two companies post-acquisition. In addition, SIBL's commitment to the combined entity's success through the exchange of debt and the new credit facility provides robust tools for the new combined enterprise. With expected revenues for the combined entities more than double our current level, substantial financing in place and a history that can be traced to 1930, we believe that the infrastructure will be in place to have a major impact on our revenues and earnings."

DGSE and Superior expect the acquisition to close late in March 2007, subject to the satisfaction or waiver of the various closing conditions in the merger agreement, including the approval of the stockholders of both companies and the effectiveness of a registration statement on a Form S-4.

Additional Information and Where to Find It

In connection with the proposed acquisition, DGSE and Superior intend to file relevant materials with the SEC. DGSE and Superior each have filed a current report on Form 8-K related to the proposed acquisition on or before the date of this release. In the near future, DGSE intends to file a registration statement on Form S-4, which will contain a prospectus and related materials to register the DGSE common stock to be issued in the proposed acquisition, and a joint proxy statement, which DGSE and Superior plan to mail to their respective stockholders in connection with the approval of the proposed acquisition by their respective stockholders.

The current report contains, and the registration statement and the joint proxy statement/prospectus included therein will contain, important information about DGSE, Superior, the proposed acquisition and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FILINGS CAREFULLY WHEN THEY ARE AVAILABLE. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC at the SEC's web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330. In addition, investors and security holders may obtain free copies of the documents filed by DGSE with the SEC by contacting DGSE Investor Relations at (972) 484-3662.

Participation in Solicitations

DGSE and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in DGSE's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 23, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from DGSE by contacting DGSE Investor Relations at (972) 484-3662.

Superior and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Superior's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 6, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Superior by contacting Superior Investor Relations at (800) 421-0754.

About DGSE Companies, Inc.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches and precious metal bullion products and rare coins to domestic and international customers through its Dallas Gold and Silver Exchange and Charleston Gold and Diamond Exchange subsidiaries and well as through the Internet and World Wide Web. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities, the Company has online stores and conducts live Internet auctions which can be accessed at www.dgse.com and www.CGDEInc.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE web site at www.USBullionExchange.com. Wholesale customers can access our full vintage watch inventory through the restricted site at www.FairchildWatches.com.

The Company is headquartered in Dallas, Texas and its common stock trades on The Nasdaq Stock Market(R) under the symbol "DGSE".

About Superior Galleries, Inc.

Superior Galleries, Inc. is a publicly traded company, acting as a dealer and auctioneer of rare coins and other fine collectibles. Headquartered in Beverly Hills, California, the firm markets its products through auctions (both live events and on the World Wide Web), its nationwide sales force, its gallery in Beverly Hills and via the company's web site at www.SGBH.com.

Stanford Coins & Bullion is a member of the Stanford Financial Group, an international network of affiliated companies that together form a powerful resource of financial services. Located in Houston, Texas, the company markets its products through its retail sales force and the company's web site.

Safe Harbor for Forward-Looking Statements. This press release contains statements regarding the proposed transaction between DGSE and Superior, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction, the ability of DGSE to integrate the business, operations and personnel of Superior following the acquisition, and other statements about DGSE and Superior's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about DGSE and Superior and the combined company, as well as DGSE's and Superior's and the combined company's future performance and the industries in which DGSE and
Superior operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed acquisition; potential difficulties in otherwise meeting closing conditions set forth in the definitive merger agreement entered into by DGSE and Superior; difficulties and delays in obtaining regulatory approvals for the proposed acquisition; difficulties and delays in integration or achieving synergies and cost savings; difficulties regarding the execution of the business plan for the combined companies; continued acceptance of the DGSE's products and services in the marketplace; competitive factors; the cooperation and support of the companies' lenders for the proposed acquisition; fluctuations in the secondhand market; existing and future litigation; and other risks detailed in the companies' respective periodic report filings with the SEC. For a list and description of risks and uncertainties relating to DGSE and Superior and their respective businesses, refer to DGSE's Form 10-K for the year ended December 31, 2005 and Superior's Form 10-K for the year ended June 30, 2005, as well as other filings by DGSE and Superior with the SEC. These forward-looking statements speak only as of the date of this release and, except as required under the U.S. federal securities laws and the rules and regulations of the SEC, DGSE disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.



                    For further information, please contact:
         William H. Oyster, President and COO of DGSE at (800) 527-5307